RESERVE SHORT-TERM INVESTMENT TRUST

N-SAR EXHBIT 99.77K

CHANGE IN ACCOUNTANTS

On September 29, 2005, PricewaterhouseCoopers LLP informed management that it was resigning as independent accountants for the Reserve Yield Plus Fund (the sole portfolio constituting Reserve Short-Term Investment Trust) (the "Fund").    PricewaterhouseCoopers LLP was previously engaged as the independent registered public accounting firm to audit the Fund's financial statements.

PricewaterhouseCoopers LLP issued a report on the Fund's statement of assets and liabilities at April 8, 2005.  Such report did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

PricewaterhouseCoopers LLP's resignation was accepted by the Fund's Audit Committee and Board of Trustees.

Through September 29, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  Through September 29, 2005, none of the events enumerated in paragraphs (1)(v)(A) through (D) of Item 304(a) of Regulation S-K occurred.

The Fund selected KPMG, LLP as its new auditors as of December 28, 2005.

The Fund provided PricewaterhouseCoopers LLP with a copy of these disclosures and have requested PricewaterhouseCoopers LLP to furnish the Fund with a letter addressed to the Commission stating whether it agrees with the statements made by the Fund herein and, if not, stating the respects in which it does not agree.  A copy of such letter is filed as an exhibit to the Trust's most recently filed Form N-SAR.

N-SAR EXHIBIT 99.77Q1

May 30, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Reserve Yield Plus Fund (the sole portfolio constituting Reserve Short-Term Investment Trust) (the "Fund") (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR as part of the Fund's Form N-SAR report dated May 30, 2006. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Signature Page

This report is signed on behalf of the registrant (or depositor or trustee).

City of: New York           State of: New York         Date: May 30, 2006

RESERVE SHORT-TERM INVESTMENT TRUST

By: Bruce Bent - Chairman, President and Treasurer

Witness: Arthur Bent  - Co-CEO